Exhibit (p)

NEW ACCOUNT APPLICATION

Privacore PCAAM Alternative Income Fund

Use this New Account Application to open an individual, joint, UGMA/UTMA, trust, or corporate account. If you have any questions about completing this form, please contact Shareholder Services at 855.685.3093

IMPORTANT:

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. When you open an account, you will be asked for your name, date of birth (for a natural person), your residential address or principal place of business, and mailing address, if different, as well as your Social Security Number or Taxpayer Identification Number. Additional information is required for corporations, partnerships and other entities. Applications without such information will not be considered in good order. The Privacore PCAAM Alternative Income Fund (the “Fund”) reserves the right to deny an application if it is not in good order. Please note that the value of your account may be transferred to the appropriate state if no activity occurs in the account within the time period specified by state law.

Mailing Instructions

Please send completed form to:

Regular Mail Delivery	Overnight Delivery
Privacore PCAAM Alternative Income Fund	Privacore PCAAM Alternative Income Fund
PO Box 2175	C/O UMB Fund Services, Inc
Milwaukee WI 53201-2175	235 W Galena Street
Milwaukee WI 53212

Part 1: Owner Information

Please choose the appropriate section of this Part 1 to complete based upon the Account type you wish to establish. Note, if you are completing Section D of this Part 1, it is required that you provide beneficial owner information and authorized Controlling Individual.

Section A:

☐ Individual or ☐ Joint* (may not be a minor)

Name:	Social Security Number:

Residence Address:

Mailing Address:

Primary Phone:	Email Address:

Date of Birth:

*fill out section below if joint account

Name:	Social Security Number:

Residence Address:

Mailing Address:

Primary Phone:	Email Address:

Date of Birth:

Section B:

☐ Uniform Gift/Transfers to Minor Account (UGMA, UTMA)

Minor Name:	Minor Social Security Number:

Minor Residence Address:

Minor Date of Birth:

Custodian Name:	Custodian Social Security Number:

Custodian Residence Address:

Custodian Mailing Address:

Custodian Primary Phone:	Custodian Email Address:

Custodian Date of Birth:

Section C:

☐ Trust             Note: For a Statutory Trust, please complete Part 1, Section Dbelow.

Photocopy of the title page and signature page of Trust documents required.

Name of Trust:	Date of Trust:

Trust Tax ID Number:

Mailing Address:

Trustee:	Trustee Tax ID Number:

Residence Address:

Mailing Address:

Primary Phone:	Email Address:

Date of Birth:

Additional Trustee:	Additional Trustee Tax ID Number:

Residence Address:

Mailing Address:

Primary Phone:	Email Address:

Date of Birth:

Section D: Entity (choose from one of the following):

☐ Statutory Trust    ☐    C-Corporation    ☐    S-Corporation    ☐ Partnership    ☐ Government

☐ Other Entity:

☐ Limited Liability Company (LLC) Classified for tax purposes by one of the following:

☐ Partnership    ☐ S-Corporation    ☐ C-Corporation

Organization documentation required such as articles of incorporation. If a Statutory Trust, please include entire trust instrument.

Check if appropriate: ☐ I am an exempt recipient as defined under U.S. federal income tax regulations (e.g., C-Corporation, financial institution, registered broker-dealer, or tax exempt organization).

Exempt payee code:                                   Note: Please see IRS Form W-9 for a list of exempt payee codes

Name of Entity:

Entity Tax ID Number:

Permanent Address:

Mailing Address:

(Part 1, Section D Continued)

DOMESTIC CERTIFICATION OF BENEFICIAL OWNERS FOR LEGAL ENTITY & TRUST INVESTORS

GUIDANCE ON FILLING BENEFICIAL OWNERSHIP CERTIFICATION & DOCUMENTATION STANDARDS

LEGAL ENTITY

For all legal entity investors, information on all natural persons owning 25 percent or more of the entity investing in the Fund must be supplied on the following form. For the purposes of determining if an individual owns 25 percent ownership, please note that the cumulative percentage of ownership, either directly in the entity or indirectly through one or more entities which own an interest in the entity investing in the Fund, must be considered. Additionally, one natural person with significant management responsibility must be identified. Please see Beneficial Ownership Certification FAQ’s for more information on who can be identified as a control person. Additionally, an individual may be both a beneficial ownership and the control person for an entity and should be so identified on the beneficial ownership form. Furthermore, if a trust owns 25 percent or more of a legal entity, than one trustee from the trust must be identified on the beneficial ownership form.

For all beneficial owners and the control person, please provide the following information:

●	Legal Name;
●	Date of Birth;
●	An address, which will be a residential street address, an Army Post Office (APO) or Fleet Post Office (FPO) box number, or a principal place of business, local office, or other physical tax location;
●	Identification Number—for U.S. individuals, a Social Security Number (SSN);
●	Passport or Similar Identification Document for non-U.S. individuals

If the entity is owned by another company or entity, then please submit the following information. In case there is more than one layer of company or entity, then you must provide the information for each entity:

—Natural persons CIP information for the beneficial owners of that entity

—Trustee(s) of the trust CIP information

LEGAL TRUST

If the entity is a trust that is not a statutory trust, then only Trustee information is required in lieu of beneficial owner.

If trustee is not a natural person, you must provide the following:

●	Full legal name of the trust
●	Authorized signers list
●	Tax ID
●	Street address

For Individuals, including trustees and authorized control persons, please provide the following information:

●	Full legal name of the trust
●	Authorized signers list
●	Tax ID
●	Street address

For Individuals, including trustees and authorized control persons, please provide the following information:

●	Full Legal Name;
●	Date of Birth;
●	An address, which will be a residential street address, an Army Post Office (APO) or Fleet Post Office (FPO) box number, or a principal place of business, local office, or other physical tax location;
●	Identification Number—for U.S. individuals, a Social Security Number (SSN); and
●	Passport or Similar Identification Document for non-U.S. individuals.

Legal Entity or Trust Information

Physical Operating Address	City	State	ZIP

Country

Point of Contact Full Legal Name – First	Middle	Last	Title

Beneficial Owners/Trustee Information

Identify each natural person (ultimate beneficial owner) who owns—directly or indirectly through any agreement, arrangement, understanding, relationship, or otherwise—25% or more of the equity interests of the legal entity.

☐ Check, if no individual or entity owns 25% or more of the equity interests (directly or indirectly) of the legal entity and that you will inform UMB if/when an individual assumes 25% or more ownership.

Beneficial Owner 1

☐ Check this box if this owner is also the authorized individual with significant management responsibility.

Is this Beneficial Owner an ☐Individual OR ☐ Trust? If Trust, please provide TRUSTEE information as Beneficial Owner

Full Legal Name – First	Middle	Last	Social Security Number (US Only)

Personal Residential Street Address	City	State	Zip

Country	Date of Birth

Driver’s License Number (Optional)(US only)	Driver’s License State (Optional)	Driver’s License Exp

Passport Number (Required for Non-US; Alternate ID Option for US)	Passport Country	Passport Expiration

(Part 1, Section D Continued)

Beneficial Owner 2

☐ Check this box if this owner is also the authorized individual with significant management responsibility.

Is this Beneficial Owner an ☐Individual OR ☐ Trust?

If Trust, please provide TRUSTEE information as Beneficial Owner.

Full Legal Name – First	Middle	Last	Social Security Number (US Only)

Personal Residential Street Address	City	State	Zip

Country	Date of Birth

Driver’s License Number (Optional)(US only)	Driver’s License State (Optional)	Driver’s License Exp

Passport Number (Required for Non-US; Alternate ID Option for US)	Passport Country	Passport Expiration

Beneficial Owner 3

☐ Check this box if this owner is also the authorized individual with significant management responsibility.

Is this Beneficial Owner an ☐Individual OR ☐ Trust?

If Trust, please provide TRUSTEE information as Beneficial Owner.

Full Legal Name – First	Middle	Last	Social Security Number (US Only)

Personal Residential Street Address	City	State	Zip

Country	Date of Birth

Driver’s License Number (Optional)(US only)	Driver’s License State (Optional)	Driver’s License Exp

Passport Number (Required for Non-US; Alternate ID Option for US)	Passport Country	Passport Expiration

Beneficial Owner 4

☐ Check this box if this owner is also the authorized individual with significant management responsibility.

Is this Beneficial Owner an ☐Individual OR ☐ Trust?

If Trust, please provide TRUSTEE information as Beneficial Owner.

Full Legal Name – First	Middle	Last	Social Security Number (US Only)

Personal Residential Street Address	City	State	Zip

Country	Date of Birth

Driver’s License Number (Optional)(US only)	Driver’s License State (Optional)	Driver’s License Exp

Passport Number (Required for Non-US; Alternate ID Option for US)	Passport Country	Passport Expiration

(Part 1, Section D Continued)

Authorized Individual with Significant Management Responsibility (Controlling Person)

Provide information for one individual with significant responsibility for managing the legal entity or trust (ex. CEO, CFO, managing member, general partner, president, treasurer, etc.) If this individual is noted as an owner above, only the name and title are required.

Full Legal Name – First	Middle	Last	Title

Personal Residential Street Address	City	State	Zip

Country	SSN/TIN (US Only)	Date of Birth

Driver’s License Number (US only)	Driver’s License State	Driver’s License Exp

Passport Number (Required for Non-US; Alternate ID Option for US)	Passport Country	Passport Expiration

Part 2: Duplicate Account Statement

☐ Yes, please send duplicate statements to:

Name:

Mailing Address:

City:	State:	Zip:

Part 3: Investment Selection

Fund Name:	Share Class:		Amount:

Privacore PCAAM Alternative Income Fund	Class I Shares*		$______________

		TOTAL:	$______________

*The initial investment minimum for Class I Shares is $1,000,000.

☐ Addendum attached for additional investment selections. If you need additional space to make investment selections, attach a separate sheet that includes all of the information requested above. Sign and date the sheet.

Part 4: Payment Method

You can open your account using any of the methods below. The initial investment minimum is $1,000,000 for Class I Shares.

☐	By Check	Enclose a check payable to Privacore PCAAM Alternative Income Fund for the total amount.

☐	By Wire	For wire instructions call 855.685.3093. A New Account Application must be submitted in advance of sending an initial wire.

Part 5: Bank Account Information

Provide information about your checking or savings account to fund your initial investment via ACH, to receive distributions or redemption proceeds by ACH, or to establish an automatic investment program by ACH.

☐	Attach a voided check or deposit slip for your bank account. Please use tape; do not staple.
☐	Provide information about your bank account below.

Account Type:       ☐ Checking        ☐ Savings

Name of Bank:	Bank’s Phone Number:

Bank Address:	ABA Routing Number:

City:	State:	Zip Code:

Name(s) on Bank Account:	Bank Account Number:

Part 6: Distribution Instructions

All distributions will be reinvested unless one of the following is checked:

❑	Send all distributions to the address in Part 1.
❑	Send all distributions to the bank listed in Part 5.

Part 7: Cost Basis Election

The Fund is responsible for tracking and reporting to the IRS your realized gains and losses on covered shares. In general, these are shares acquired on or after Jan. 1, 2012. Purchases or transfers made into your account with shares acquired prior to January 1, 2012, are referred to as noncovered shares. For all methods except Specific Identification, the Fund redeems noncovered shares first until they are depleted and then applies your elected method to your remaining covered shares.

The Fund’s default tax lot identification method is FIFO (first-in, first-out), which means the first Fund shares you acquire are the first Fund shares sold. You may choose another method below. Note: IRS Regulations do not permit the change of the method on a settled trade. If you are using average cost as your method, by signing this application you agree to use the fair market value of the shares if the gift is at a loss.

❑	I choose the Fund’s default method of FIFO
❑	I choose a method other than FIFO (select a method below)
❑	HIFO –Highest in, First Out
❑	LIFO – Last in, First Out
❑	Specific Identification
❑	Average Cost

If no option is selected above, your account will use the Fund’s default method. If your account cost basis method is Average Cost, whether by election or default, and you are receiving a gift, you agree to receive that gift at fair market value if received at a loss.

Part 8: Account Service Options

Automatic Investment Program (The completion of this Part 8 is optional)

This option provides an automatic investment into your account by transferring money directly from your bank account information provided in Part 5 via ACH (Automated Clearing House) on a scheduled basis. The automatic investment program may require a minimum deposit. Other account restrictions may also apply.

Frequency:

Choose one*: ❑ Monthly or ❑ Quarterly

Choose one*: ❑ 5th ❑ 10th ❑ 15th ❑ 20th or ❑ 25th Begin date (month/year): __________

*If no time frame or date is specified investments will be made monthly on the 15th. Your first automatic investment will occur no sooner than 15 days after receipt of this application.

Fund Name:	Share Class:	Amount:

Privacore PCAAM Alternative Income Fund	Class I Shares	$ _________________

	TOTAL:	$ _________________

Telephone Transactions

This option provides the ability to conduct purchase transactions by telephone. You will automatically be granted telephone purchase privileges unless you decline them by checking below. If you decline, you will be required to submit a Medallion signature guaranteed letter of instruction signed by all registered account owners to add telephone transaction privileges in the future.

❑ I decline telephone purchase privileges. All requests to redeem shares from this account must be submitted in writing.

Part 9: For Dealer Use Only

The completion of this Part 9 is optional. If you wish to have a dealer listed on your account, please provide the information requested below.

Representative’s Full Name:

Representative’s Signature:	Date:

Financial Institution Name:

Mailing Address:	Representative’s Branch Office Phone Number:

City:	State:	Zip:

Dealer Number:	Branch Number:	Representative Number:

Part 10: Documentation Options

We generally deliver a single copy of most annual and semi-annual reports of the Fund and the Fund’s Confidential Private Placement Memorandum (“PPM”) to investors who share the same address and last name. By signing this application, you consent to the delivery of one report and prospectus to the same address unless you indicate otherwise below. You have the right to revoke this consent at any time by calling or writing the Fund at the telephone number or address shown on the first page. The Fund will begin sending you individual copies of these mailings within 30 days after you revoke your consent.

❑	I want to receive individually addressed investor documents at the same address.

Part 11: Privacy Notice

The Fund collects non-public information about you from the following sources:

•	Information we receive about you on the application form or other forms;
•	Information you give us orally; and/or
•	Information about your transactions with us or others.

We do not disclose any non-public personal information about our shareholders or former shareholders without the shareholder’s authorization, except as permitted by law or in response to inquiries from governmental authorities. We may share information with affiliated and unaffiliated third parties with whom we have contracts for servicing the Fund. We will provide unaffiliated third parties with only the information necessary to carry out their assigned responsibilities. We maintain physical, electronic and procedural safeguards to guard your non-public personal information and require third parties to treat your personal information with the same high degree of confidentiality. In the event that you hold shares of the Fund (“Shares”) through a financial intermediary, including, but not limited to, a broker-dealer, bank, or trust company, the privacy policy of your financial intermediary would govern how your non-public personal information would be shared by those entities with unaffiliated third parties.

Part 12: Accredited Investor Status

I certify that I am an “accredited investor” at the time of my investment in the Fund because I satisfy one or more of the categories of accredited investor listed below.

The subscriber is:	(write corresponding letter(s) in box provided)
A.	A natural person who individually or together with a spouse or spousal equivalent has a “net worth” in excess of$1.0 million. For purposes of determining net worth, (i) the person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the proposed subscription date, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the proposed subscription date exceeds the amount outstanding 60 days before such date, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the proposed subscription date shall be included as a liability. “Spousal equivalent” for these purposes means a cohabitant occupying a relationship generally equivalent to that of a spouse;
B.	A natural person who had a gross individual income in excess of $200,000 (or joint income together with a spouse in excess of $300,000) in each of the two previous years and reasonably expects a gross individual income in excess of $200,000 (or joint income together with a spouse in excess of $300,000) this year;
C.	A natural person who holds, in good standing, one or more of the following professional certifications or designations: FINRA Series 7, FINRA Series 65 or FINRA Series 82 licenses;
D.	An entity that has total assets in excess of $5,000,000 AND was not formed for the specific purpose of acquiring the securities offered, AND is any of the following:
●	a corporation;
●	a partnership;
●	a Massachusetts or similar business trust; OR
●	an organization described in Section 501(c)(3) of the Internal Revenue Code
E.	An entity which is any of the following:
●	a trust, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000 and whose purchase is directed by a sophisticated person;
●	a bank, or any savings and loan association or other institution acting in its individual or fiduciary capacity;
●	a broker or dealer;
●	an insurance company;
●	an investment company or a business development company under the Investment Company Act of 1940, as amended;
●	a private business development company under the Investment Advisers Act of 1940, as amended (the “Advisers Act”);
●	a Small Business Investment Company licensed by the U.S. Small Business Administration;
●	an investment adviser registered as such with the Securities and Exchange Commission or one or more state securities regulators or that is exempt from such registration pursuant to Section 203(m) or Section 203(l) of the Advisers Act;
●	an entity that is a Rural Business Investment Company as defined in Section 383A of the Consolidated Farm and Rural Development Act;
●	an entity that is a “family office,” as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, with total assets under management in excess of $5,000,000, not formed for the specific purpose of investing in the Fund, and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment, or a “family client,” as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, of any such family office;
●	a plan established and maintained by a State or any of its political subdivisions or any agency or instrument thereof for the benefit of its employees and has total assets in excess of $5,000,000;
●	an employee benefit plan within the meaning of ERISA, and the investment decision to acquire Shares has been made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser;
●	an employee benefit plan within the meaning of ERISA, and has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors”; OR
●	an IRA plan where grantor is an “accredited investor.” The Fund, in its sole discretion, may request information regarding the basis on which such grantor is an “accredited investor.”
F.	An entity in which all of the beneficial owners are investors described in one or more categories A through E above.

Part 13: Acknowledgement and Signature Note: This application will not be processed unless signed below by all account owners/trustees. For UGMA/UTMAs, the custodian should sign.

For US Citizens ONLY:

By signing below:

●	I agree to become a shareholder of the Fund and in connection therewith subscribe for and agree to purchase Shares on the terms provided for in (i) this Account Application, (ii) the Fund’s PPM and Statement of Additional Information (“SAI”), (iii) the Fund’s Agreement and Declaration of Trust, and (iv) the Fund’s Privacy Notice (together with this Account Application, the PPM and the SAI, the “Fund Documents”), and agree to be bound by the terms and conditions of the Fund Documents. I certify that I have the authority and legal capacity to make this purchase and that I am of legal age in my state of residence.
●	I authorize the Fund and its agents to act upon instructions (by phone, in writing or other means) believed to be genuine and in accordance with the procedures described in the Fund Documents for this account. I agree that neither the Fund nor the transfer agent will be liable for any loss, cost or expense for acting on such instructions.
●	I am aware that an investment in the Fund involves substantial risks and have determined that a subscription is a suitable investment for me and that, at this time, I can bear a complete loss of my entire investment therein.
●	I understand that the Fund Documents are not an offer to sell Shares and are not soliciting an offer to buy Shares in any state or jurisdiction where such offer or sale is not permitted.
●	I understand that the offering and sale of Shares is intended to be exempt from registration under the U.S. Securities Act of 1933, as amended, and any applicable State securities laws.
●	I certify that I am not a Foreign Financial Institution as defined in the USA Patriot Act.

By completing Part 8 and signing below:

I authorize credits/debits to/from the bank account referenced in conjunction with the account options selected. I agree that the Fund shall be fully protected in honoring any such transaction. I also agree that the Fund may take additional attempts to credit/debit my account if the initial attempt fails and I will be liable for any associated costs. All account options selected (if any) shall become part of this application and the terms, representations and conditions thereof.

By selecting the box below, I am certifying that I am NOT a U.S. Citizen.

❑ I am a Resident Alien

REQUEST FOR TAXPAYER IDENTIFICATION NUMBER (Substitute Form W-9)

Under penalty of perjury, I certify that:

1. The Social Security Number or Taxpayer Identification Number shown on this application is correct.

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding.

3. I am a U.S. person (including a U.S. resident alien).

4. I am exempt from FATCA reporting.

Certification Instructions: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Owner, Trustee or Custodian:	Date:

Signature of Joint Owner, Trustee or Custodian:	Date:

Additional Owner’s Signature (if applicable):	Date:

For FOREIGN Investors ONLY:

By signing below:

●	I agree to become a shareholder of the Fund and in connection therewith subscribe for and agree to purchase Shares of the Fund on the terms provided for in (i) this Account Application, (ii) the Fund’s PPM and Statement of Additional Information (“SAI”), (iii) the Fund’s Agreement and Declaration of Trust, and (iv) the Fund’s Privacy Notice (together with this Account Application, the PPM and the SAI, the “Fund Documents”), and agree to be bound by the terms and conditions of the Fund Documents. I certify that I have the authority and legal capacity to make this purchase and that I am of legal age in my jurisdiction of residence.
●	I authorize the Fund and its agents to act upon instructions (by phone, in writing or other means) believed to be genuine and in accordance with the procedures described in the Fund Documents for this account. I agree that neither the Fund nor the transfer agent will be liable for any loss, cost or expense for acting on such instructions.
●	I am aware that an investment in the Fund involves substantial risks and have determined that a subscription is a suitable investment for me and that, at this time, I can bear a complete loss of my entire investment therein.
●	I understand that the Fund Documents are not an offer to sell Shares and are not soliciting an offer to buy Shares in any jurisdiction where such offer or sale is not permitted.
●	I understand that the offering and sale of Shares is intended to be exempt from registration under the U.S. Securities Act of 1933, as amended, and any applicable State securities laws.
●	I certify that I am not a Foreign Financial Institution as defined in the USA Patriot Act.

By completing Part VII and signing below:

I authorize credits/debits to/from the bank account referenced in conjunction with the account options selected. I agree that the Fund shall be fully protected in honoring any such transaction. I also agree that the Fund may take additional attempts to credit/debit my account if the initial attempt fails and I will be liable for any associated costs. All account options selected (if any) shall become part of this application and the terms, representations and conditions thereof.

Please note that the applicable W-8 will be required for your investment to be considered in good order

Signature of Owner, Trustee or Custodian:	Date:

Signature of Joint Owner, Trustee or Custodian:	Date:

Additional Owner’s Signature (if applicable):	Date: